EXHIBIT 10.13



                                 BINGO.COM, INC.
                       BINGO.COM (CANADA) ENTERPRISES INC.
                        Suite 702 - 543 Granville Street
                      Vancouver, British Columbia, V6C 1X8



                                                                   June 17, 1999

To:      SHANE MURPHY
         #26 Sandy Port
         Nassau, Bahamas

Re:      Employment Agreement

This Agreement contains the terms and conditions of your employment with Bingo.com (Canada) Enterprises Inc. and Bingo.com, Inc. You will be employed for a term (the "Term") of three years commencing on July 1, 1999 (the "Commencement Date") ending on July 1, 2002, unless your employment is terminated or the Term of this Agreement is extended in accordance with the provisions of this Agreement.

1.   Definitions

In this Agreement:

     (a) "Affiliate" has the same meaning as in the Company Act (British Columbia) or any successor legislation, as amended from time to time.

     (b) "Agreement" means this letter agreement and schedules attached to this letter agreement, as amended or supplemented from time to time.

     (c) "at arms-length" has the meaning given to that term in the Income Tax Act (Canada);

     (d) "Bingo.com" means Bingo.com, Inc., a company incorporated under the laws of Florida.

     (e)  "Board" means the board of directors.

     (f)  "Business of the Group" means (i) the business of internet gaming; and
          (ii) any other material business carried on from time to time by any member of the Group.

     (g) "Cause" includes, without limiting the usual meaning of just cause under the common law or the laws of British Columbia or the United States of America:

          (i) any wilful failure by you in the performance of any of your duties under this Agreement;

          (ii) your conviction of a crime (indictable level or penalized by incarceration or a lesser crime involving moral turpitude), or any act involving money or other



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                    property  involving  any  member  of the  Group  that  would constitute a crime in the jurisdiction involved;

          (iii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against any member of the Group or customer of any member of the Group;

          (iv) the use of illegal drugs or the habitual and disabling use of alcohol or drugs;

          (v) any material breach of any of the terms of this Agreement which remains uncured after the expiration of ten days following the delivery of written notice of such breach to you by the Company or Bingo.com;

          (vi) any threatened or actual attempt by you to secure any personal profit in connection with the Business of the Group or the corporate opportunities of any member of the Group;

          (vii) any act which is materially injurious to the Business of the Group; and

          (viii) your failure to devote adequate time to the Business of the Group, or conduct by you amounting to insubordination or inattention to, or substandard performance of your duties and responsibilities under this Agreement, which remains uncured after the expiration of 30 days following the delivery of written notice of such failure or conduct to you by the Company or Bingo.com.

     (h)  "Change of Control" means and will be deemed to have occurred when:

          (i) any Person acquires or becomes the beneficial owner of, or a combination of Persons acquires or becomes the beneficial owner of, directly or indirectly, more than 20% of the voting securities of Bingo.com, whether through the acquisition of previously issued and outstanding voting securities, or of voting securities that have not been previously issued, or any combination thereof, or any other transaction having a similar effect;

          (ii) any resolution is passed or any action or proceeding is taken with respect to the liquidation, dissolution or winding-up of Bingo.com;

          (iii) 20% or more of the issued and outstanding voting securities of Bingo.com become subject to a voting trust;

          (iv) Bingo.com amalgamates or enters into a plan of arrangement with one or more companies other than a member of the Group;

          (v) Bingo.com sells, leases or otherwise disposes of all or substantially all of its assets and undertaking, whether pursuant to one or more transactions;

          (vi) Bingo.com or any member of the Group enters into any transaction or arrangement which would have the same or similar effect as the transactions referred to in paragraphs
                    (ii), (iv) or (v) above;

          (vii) the Incumbent Directors cease to constitute a majority of the Board of Bingo.com;




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          (viii)    there  is a  merger  or  amalgamation  of the  Company  with another company at arms-length to the Company;

          (ix) there is any transaction whereby all of the Company's issued and outstanding shares are acquired by or become subject to a takeover bid by another Person at arms-length to the Company; or

          (x) there is a sale or conveyance by the Company or one or more of its shareholders, or both, to a Person that is dealing with the Company or such shareholder at arms-length in a single transaction or series of transactions, of shares of the Company's capital stock representing a majority of the votes that may then be cast by all of the shareholders of the Company.

     (i)  "Company"  means  Bingo.com  (Canada)   Enterprises  Inc.,  a  company
          incorporated under the laws of British Columbia.

     (j) "Competitive Business" means any business or enterprise that competes with the Business of the Group.

     (k) "Confidential Information" means all confidential or proprietary facts, data, techniques and other information relating to the Business of the Group which may before or after the date of this Agreement be disclosed to you by any member of the Group or which may otherwise come within your knowledge or which may be developed by you in the course of your employment or from any other Confidential Information.

     (l)  "Group" means the Company, Bingo.com and their Affiliates.

     (m) "Incumbent Director(s)" means any member of the Board (other than you, if you are a member of the Board) who was a member of the Board prior to the occurrence of the transaction, transactions or elections giving rise to a Change of Control and any successor to an Incumbent Director who was recommended or elected or appointed to succeed an Incumbent Director by the affirmative vote of a majority of the Incumbent Directors then on the Board.

     (n) "Intellectual Property Rights" means all rights in respect of intellectual property including, without limitation, all patent, industrial design, integrated circuit topography, know-how, trade secret, privacy and trade-mark rights and copyright, to the extent those rights may subsist anywhere in the universe.

     (o) "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency or entity however designated or constituted.

2.   Employment

The terms of your employment will be as follows:

     (a) Position and Responsibilities: You will serve in the offices of President and Chief Executive Officer of the Company reporting to the Board of the Company. You will



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          perform or fulfil such duties and responsibilities as the Board of the
          Company may prescribe from time to time or as are incidental to the position of President and Chief Executive Officer, subject to the Company Act (British Columbia) and the memorandum and articles of the Company. You will provide the Board of the Company with such information regarding the affairs of the Group as the Board of the Company may require, and at all times you will conform to the reasonable instructions and directions of the Board of the Company.

          You will also serve in the offices of President and Chief Executive Officer of Bingo.com reporting to the Board of Bingo.com. You will perform or fulfil such duties and responsibilities as the Board of Bingo.com may prescribe from time to time or as are incidental to the position of President and Chief Executive Officer, subject to the laws of Florida and the memorandum, articles and by-laws of Bingo.com. At all times you will conform to the reasonable instructions and directions of the Board of Bingo.com. You will provide the Board of Bingo.com with such information regarding the affairs of the Group as the Board of Bingo.com may require, and at all times you will conform to the reasonable instructions and directions of the Board of Bingo.com.

          Your covenants and agreements in this Agreement will be for the benefit of, and be enforceable by, the Company as well Bingo.com.

     (b) Director: During the Term of this Agreement or any extension thereof, you will serve as a director of both the Company and Bingo.com if so elected or appointed and subject to the memorandum, articles and by-laws of the Company and Bingo.com and the laws of British Columbia and Florida.

     (c) Scope of Duties: During your employment, you will devote the whole of your time, attention and abilities during normal business hours to the duties hereby granted and accepted and you will give the Company and Bingo.com the full benefit of your knowledge, expertise, technical skill and ingenuity.

     (d) Salary: You will receive an annual salary (the "Salary") from the Company in the amount of CDN$250,000 payable in accordance with the Company's standard salary payment schedule. Payment of your Salary will be subject to source deductions and other deductions required to be deducted and remitted under applicable provincial or federal laws of Canada or Company policy.

     (e) Stock Options: Subject to regulatory approval, Bingo.com will grant to you:

          (i) stock options which in the aggregate will enable you to purchase 300,000 common shares of Bingo.com at a price of US$4.75 per share. The stock options granted must be exercised no later than five years after the Commencement Date. The right to take up 1/24 of the shares will vest on the last day of the month during which this Agreement commences and thereafter on the last day of each month until all of the shares are so vested; and

          (ii) stock options which in the aggregate will enable you to purchase a further 300,000 common shares of Bingo.com at a price of US$4.75 per share. The stock options granted must be exercised no later than five years after the Commencement Date. The right to take up shares pursuant to the stock options will vest with you as follows:



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                    (A)  the right to take up 1/3 of the shares will vest on the date immediately following the first business day the closing price of the shares on the Over-The-Counter Bulletin Board ("OTC BB") equals or exceeds US$20;

                    (B) the right to take up 1/3 of the shares will vest on the date immediately following the first business day the closing price of the shares on the OTC BB equals or exceeds US$30; and

                    (C) the right to take up 1/3 of the shares will vest on the date immediately following the first business day the closing price of the shares on the OTC BB equals or exceeds US$40.

     (f) Vacation Entitlement: You will receive paid vacation equal to three weeks per annum, pro-rated for any partial year of employment. Your vacation must be taken in accordance with the Company's vacation policy in effect from time to time.

     (g) Medical Insurance and Other Benefits: You will have the same rights as all other executive employees to participate in any medical insurance, health insurance, life and accident insurance programs as are now or may hereafter be established by the Company for the benefit of its executive employees.

          You will have the benefits provided, from time to time, in accordance with the practise of the Company.

     (h) Travel Expenses: The Company and Bingo.com will reimburse you for all reasonable travelling and other out-of-pocket expenses actually and properly incurred by you in connection with your duties under this Agreement provided that you first furnish statements and vouchers for all such expenses to the Company and Bingo.com.

     (i) Relocation: You will work out of the Company's office in Vancouver, British Columbia. On the Commencement Date, the Company will pay you a relocation allowance equal to CDN$15,000.

     (j) Extension of Term: If the Company and Bingo.com do not, on or before the date that is 90 days before the end of the Term of this Agreement or any extension thereof, provide you with written notice that the Company and Bingo.com do not wish to extend the Term of this Agreement for an additional one year period, the Term of this Agreement will, subject to your consent, be deemed to be extended for an additional one year period on the same terms and conditions as provided for under this Agreement.

     (k) Indemnification and Liability Insurance: The Company and Bingo.com agree, subject to obtaining any necessary court approval, to indemnify you, your heirs and personal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by you, including an amount paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which you are made a party because of being or having been a director or officer of the Company or Bingo.com, including an action brought by the Company or Bingo.com, if:



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



          (i) you acted honestly and in good faith with a view to the best interests of the Company or Bingo.com, as applicable; and

          (ii) in the case of a criminal or administrative action or proceeding, you had reasonably grounds for believing your conduct was lawful.

          The Company and Bingo.com agree to use their best efforts to purchase and maintain insurance for your benefit against any liability incurred by you as a director or officer.

     (l) Prior Employers: The Company and Bingo.com are not employing you to obtain the confidential information or business opportunities of any prior employer and you are hereby requested and directed to comply with any obligations to any prior employer.

3.   Assignment of Interest in Inventions

As consideration for your employment, you covenant and agree as follows:

     (a) Disclosure: You will make prompt and full disclosure to the Company and Bingo.com of any discovery, invention, development, production, process or improvement relating to the Business of the Group, conceived, made, improved upon or participated in by you, solely or jointly, in the course of or relating to your employment with the Company and Bingo.com (the "Inventions").

     (b) Assignment: You agree that the Company and Bingo.com will hold all Intellectual Property Rights in respect of the Inventions for the exclusive benefit of the Company and Bingo.com and you agree not to claim or apply for registration or challenge the Company's or Bingo.com's registration of any such Intellectual Property Rights. Your acceptance of the terms of this Agreement constitutes your absolute, unconditional and irrevocable assignment, transfer and conveyance of all past, present and future right, title, benefit and interest in and to all Intellectual Property Rights in respect of the Inventions. You hereby waive in favour of the Company and Bingo.com all claims of any nature whatsoever that you now or hereafter may have for infringement of any Intellectual Property Rights for the Inventions so assigned to the Company and Bingo.com. To the extent that copyright may subsist in the Inventions, you hereby waive all past, present and future moral rights you may have.

     (c) Intellectual Property Protection: By your acceptance you irrevocably agree the Inventions and all related Intellectual Property Rights will be the absolute and exclusive property of the Company and Bingo.com. The Company and Bingo.com may apply for patent, copyright or other intellectual property protection in their names or, where such procedure is proper, in your name, anywhere in the world. You will, at the Company's or Bingo.com's request, execute all documents and do all such acts and things considered necessary by the Company or Bingo.com to obtain, confirm or enforce any Intellectual Property Rights in respect of the Inventions. If the Company or Bingo.com requires but is unable to secure your signature for any such purpose in a timely manner, you hereby irrevocably designate and appoint the Company and Bingo.com and any duly authorized officer or agent of the Company and Bingo.com as your agent and attorney, to act for you and in your behalf and stead to execute any such documents and to do all other lawfully permitted acts to carry out the intent of this provision, with the same legal force and effect as if executed or done by you.



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4.   Obligations of Employment

You further covenant and agree as follows:

     (a) Performance and Duty: Throughout your employment you will well and faithfully serve the Company and Bingo.com and use all reasonable endeavours to promote the interests of the Company and Bingo.com. You will act honestly, in good faith and in the best interests of the Company and Bingo.com. You will adhere to all applicable policies of the Company and Bingo.com.

     (b) Business of the Group: You will not, during your employment with the Company and Bingo.com, engage in any business, enterprise or activity that is contrary to or detracts from the due performance of the Business of the Group.

     (c) Confidentiality: You will retain all Confidential Information developed, utilised or received by each member of the Group in the strictest confidence and will not disclose or permit the disclosure of Confidential Information in any manner other than in the course of your employment with and for the benefit of the Company and Bingo.com or as required by law or a regulatory authority having jurisdiction. You will not use Confidential Information for your own personal benefit or permit it to be used for the benefit of any Person other than the Company or Bingo.com, either during your employment with the Company and Bingo.com or thereafter. You will take all reasonable precautions to prevent any Person from having unauthorized access to Confidential Information or use of it. In particular, you will not copy, modify or part with any Confidential Information, in whole or in part, except with the written approval of the Company or Bingo.com or as may be required to carry out your duties under this Agreement. All copies of Confidential Information, and all documents and electronic or other records which now or hereafter may contain Confidential Information, are and will remain the exclusive and absolute property of the Company and Bingo.com.

     (d) Exceptions: Any obligations specified in subsection 4(c) will not apply to the following:

          (i)       any information which is presently in the public domain; or

          (ii) any information that subsequently becomes part of the public domain through no fault of your own.

     (e) Restrictions: You agree to comply with all of the restrictions set forth below at all times during your employment and for a period of one year after the termination of your employment and this Agreement:

          (i) you will not, either individually or in conjunction with any Person, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirectly, engage in or become financially interested in an internet-based Competitive Business. The foregoing will not prevent you from holding any class of publicly held shares of a company, partnership or other organization provided that you, alone or in conjunction with any other Person, will not directly or indirectly hold more than 5% percent of the shares of any such class;

          (ii)      you will not,  either  directly or  indirectly,  on your own
                    behalf  or  on  behalf  of   others,   solicit,   divert  or
                    appropriate or attempt to solicit, divert or appropriate to



                                      -7-
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                    any  Competitive  Business,  any Business or actively sought prospective Business of the Group or any customers with whom any member of the Group has current agreements relating to the Business of the Group, or with whom you have dealt, or with whom you have supervised negotiations or business relations, or about whom you have acquired Confidential Information in the course of your employment;

          (iii) you will not, either directly or indirectly, on your own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, any independent contractor or any person employed by the any member of the Group or persuade or attempt to persuade any such individual to terminate his or her employment with any member of the Group; and

          (iv) you will not directly or indirectly impair or seek to impair the reputation of any member of the Group, nor any relationships that any member of the Group has with its employees, customers, suppliers, agents or other parties with which any member of the Group does business or has contractual relations.

     (f) No Personal Benefit: You will not receive or accept for your own benefit, either directly or indirectly, any commission, rebate, discount, gratuity or profit from any Person having or proposing to have one or more business transactions with any member of the Group, without the prior approval of the Board of such member of the Group.

     (g) Customer Contacts: During your employment you will communicate and channel to the Company and Bingo.com all knowledge, business and customer contacts and any other information that could concern or be in any way beneficial to the Business of the Group. Any such information communicated as aforesaid will be and remain the property of the Company and Bingo.com notwithstanding the subsequent termination of your employment.

     (h) Return of Company Property: Upon termination of your employment, you will promptly return to the Company and Bingo.com all Company and Bingo.com property including all written information, tapes, discs or memory devices and copies thereof, and any other material on any medium in your possession or control pertaining to the Business of the Group, without retaining any copies or records of any Confidential Information whatsoever. You will also return any keys, pass cards, identification cards or other property belonging to the Company or Bingo.com.

5.   Termination

     (a) Resignation: If for any reason you should wish to leave the Company and Bingo.com prior to the expiry of the Term or any extension thereof, you will provide the Company and Bingo.com 30 days' prior written notice of your intention.

     (b) With Cause: The Company and Bingo.com may terminate your employment at any time for Cause, provided no Change of Control has occurred within the preceding 90 days, immediately after delivery by the Company or Bingo.com to you of a notice of termination of your employment for Cause, in which case you will not be entitled to receive any further amounts (except for amounts, if any, accrued under this Agreement up to the date of termination of your employment and unpaid at the date of such



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          termination),  severance  pay,  notice,  payment  in lieu of notice or damages of any kind and you will have thereupon released all claims and entitlements thereto, without limitation.

     (c) Without Cause: The Company and Bingo.com may terminate your employment at any time prior to the expiry of the Term or any extension thereof without Cause, provided no Change of Control has occurred within the preceding 90 days, by providing you with 30 days' prior written notice. In the event your employment is terminated pursuant to this subsection 5(c):

          (i) on or before January 1, 2000, then the Company will pay to you immediately upon such termination six months' Salary based on your Salary in effect immediately prior to such termination; or

          (ii) after January 1, 2000 but on or before July 1, 2001, then the Company will pay you the amount of Salary that would otherwise have been payable to you up to and including July 1, 2001 based on your Salary in effect immediately prior to such termination; or

          (iii) after July 1, 2001, then the Company will pay you the amount of Salary that would otherwise have been payable to you during the remainder of the Term or any extension thereof based on your Salary in effect immediately prior to such termination.

          In addition, in the event your employment is terminated pursuant to this subsection 5(c), all outstanding stock options granted to you by Bingo.com pursuant to paragraph 2(e)(i) will immediately vest upon such termination.

          You understand that you will be limited to the aforesaid compensation and that upon providing you with such compensation the Company and Bingo.com will have satisfied all of their contractual, common law and statutory obligations. You will not be entitled to receive any further severance pay, notice, payment in lieu of notice or damages of any kind and you will not be entitled to receive any further amounts (except for amounts, if any, accrued under this Agreement up to the date of termination of your employment and unpaid at the date of such termination) and you will have thereupon released all claims and entitlements thereto including, without limitation, any claims and entitlements under the Employment Standards Act (British Columbia). The aforesaid compensation will be subject to all source deductions and other deductions required to be deducted and remitted under applicable provincial or federal laws of Canada or Company policy.

     (d) Change of Control: You may terminate your employment if there is a Change of Control, upon giving the Company and Bingo.com not less than 30 days' prior written notice of your resignation, provided that such resignation is given to the Company and Bingo.com within 90 days of your learning of the Change of Control and makes express written reference to the Change of Control. In the event your employment is terminated pursuant to this subsection 5(d):

          (i)       the  Company   will  pay  to  you   immediately   upon  such
                    termination an amount equal to two times the annual Salary in effect immediately prior to such termination; and

          (ii) all outstanding stock options granted to you by Bingo.com pursuant to subsection 2(e) will immediately vest upon such termination.

          You understand that you will be limited to the aforesaid compensation and that upon providing you with such compensation the Company and Bingo.com will have satisfied all of their contractual, common law and statutory obligations. You will not be entitled to receive any further severance pay, notice, payment in lieu of notice or damages of any kind and you will not be entitled to receive any further amounts (except for amounts, if any, accrued under this Agreement up to the date of termination of your employment and unpaid at the date of such termination) and you will have thereupon released all claims and entitlements thereto including, without limitation, any claims and entitlements under the Employment Standards Act (British Columbia). The aforesaid compensation will be subject to all source deductions and other deductions required to be deducted and remitted under applicable provincial or federal laws of Canada or Company policy.

6.   Agreement Voluntary and Equitable

The parties agree that you each have carefully considered and understand the terms of employment contained in this Agreement, that the terms are mutually fair and equitable, and that you each have executed this Agreement voluntarily and of your own free will.

7.   Irreparable Harm

You acknowledge and agree that any breach of section 3, subsection 4(c) or subsection 4(e) of this Agreement by you will cause irreparable harm to the Company and Bingo.com and in addition to all of the remedies available to the Company and Bingo.com by law, the Company and Bingo.com will be entitled to equitable relief including without limitation, injunctive relief to ensure your compliance with section 3 and subsections 4(c) and 4(e) of this Agreement.

8.   Assignment and Enurement

You may not assign this Agreement, any part of this Agreement or any of your rights under this Agreement without the prior written consent of the Company and Bingo.com. This Agreement enures to the benefit of and is binding upon you, the Company and Bingo.com and your respective heirs, executors, administrators, successors and permitted assigns.

9.   Severability

If any provision or portion of this Agreement is determined to be invalid or unenforceable for any reason, then that provision or portion will be severed from this Agreement. The rest of this Agreement will remain in full force and effect.

10.  Entire Agreement

This Agreement contains the whole agreement between you and the Company and Bingo.com with respect to your employment by the Company and Bingo.com, and there are no representations, warranties, collateral terms or conditions, express or implied, other than as set forth in this Agreement. This Agreement supersedes any written or oral agreement or understanding between you and the Company and Bingo.com. No change or modification of this Agreement will be valid unless it is in writing and initialled by all parties.

11.  Notice

Any notice required or permitted to be given hereunder must be in writing and will be sufficiently given or made if delivered or sent by registered mail to the address of the parties set out on page 1 hereof. Any notice so given will be deemed to have been given and to have been received on the day of delivery if it is a business day and otherwise on the next succeeding business day or, if mailed, on the third business day following the mailing thereof (excluding each day during which there exists any interruption of postal services due to strike, lockout or other cause). Addresses for notice may be changed by giving notice in accordance with this section.

12.  Non-waiver

No failure or delay by you or by the Company or Bingo.com in exercising any power or right under this Agreement will operate as a waiver of such power or right. Any consent or waiver by you or by the Company or Bingo.com to any breach or default under this Agreement will be effective only in the specific instance and for the specific purpose for which it was given.

13.  Survival of Terms

The provisions of sections 1, 3, 5 and 7 and of subsections 4(c), 4(e), 4(g) and 4(h) of this Agreement will survive the termination of your employment and this Agreement.

14.  Further Assistance

The parties will execute and deliver any documents and perform any acts necessary to carry out the intent of this Agreement.

15.  Time

Time is of the essence of this Agreement.

16.  Governing Laws

This Agreement will be construed in accordance with and governed by the laws of British Columbia and the laws of Canada applicable in British Columbia.

17.  Counterparts

This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original and all of which will constitute one Agreement.

                                   BINGO.COM (CANADA) ENTERPRISES INC.

                                   By: /s/ Darren Little
                                       -----------------------------------------

                                   Name:  Darren Little
                                       -----------------------------------------

                                   Title: President
                                       -----------------------------------------

                                   BINGO.COM, INC.

                                   By: /s/ Darren Little
                                       -----------------------------------------

                                   Name:  Darren Little
                                       -----------------------------------------

                                   Title: President
                                       -----------------------------------------



I acknowledge and accept the terms and conditions of my employment with the Company and Bingo.com as set out above.

DATED this 17th day of June, 1999.



                                       /s/ Shane Murphy
                                       -----------------------------------------
                                       SHANE MURPHY